UNITED STATES SECURITIES AND EXCHANGE COMMISSION, Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 22, 2006

Timberline Resources Corporation
(Exact name of registrant as specified in its charter)

Idaho	000-51549	82-0291227
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1100 East Lakeshore Drive, Suite 301 Coeur d’Alene, ID	83814
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number: (208) 664-4859

N/A (Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR  230.425)

[     ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR  240.14a-12)

[     ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR

     240.14d-2(b))

[     ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange  Act (17 CFR

       240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On September 22, 2006, the Registrant (“TBLC”), entered into a binding Memorandum of Understanding (“MOU”) with Steve Van Ert and Noel Cousins (the “Sellers”), residents of California and Arizona, respectively. The MOU memorialized certain verbal terms and conditions informally agreed upon by the parties on August 7, 2006. Pursuant to the MOU, TBLC has the right to explore and develop the Conglomerate Mesa Project, Inyo County, California within T16-17S, R38-39E, Mt. Diablo Meridian (the “Project Area”) which is comprised of 104 unpatented mining claims. The MOU contemplates the parties entering into in a more definitive formal agreement (Lease Option to Purchase Agreement) no later than October 15, 2006.

The MOU also provides TBLC with the right to purchase a 100-percent interest in the Project, subject to a 4-percent NSR production royalty of which 1-percent may be purchased for $1-million. In the first year of the proposed agreement, TBLC is obligated to make an option payment of $75,000 and issue 100,000 shares of its common stock to the Sellers, along with a commitment to $100,000 in exploration expenditures. The option payment will continue at $75,000 in 2007, and then increase by $25,000 per year annually to a cap of $250,000. Annual share payments and work commitments will remain fixed at 100,000 and $100,000, respectively.

The MOU also includes a provision wherein:

•

TBLC agrees to indemnify the Sellers from any and all claims and other liabilities arising from TBLC’s activities within the Project Area; and

•

A Quit Claim Deed of the Project Area back to Steve Van Ert will be held in escrow pending the occurrence of an event of default by TBLC or termination of the MOU or the aforementioned definitive formal agreement prior to completion..

A copy of the MOU as executed is attached hereto as Exhibit 10.1 and incorporated by reference hereto.

Item 8.01

Other Events.

Press Release

On September 25, 2006, the TBLC issued a press release announcing that it had executed a Memorandum of Understanding on September 22, 2006, with Steve Van Ert and Noel Cousins, for the Lease/Option of Conglomerate Mesa Gold Project in Inyo County, California which also included (historical) statistical and background information  regarding project area.

A copy of the press release is attached hereto as Exhibit 99.1

Item 9.01 Exhibits.

Exhibit 10.1

An executed copy of the Memorandum of Understanding by and among

Timberline Resources Corporation and Steve Van Ert and Noel Cousins

dated September 22, 2006.

Exhibit 99.1

September 25, 2006 Press Release announcing Timberline Resources

Corporation  entering into a Memorandum of Understanding  with Steve

Van Ert and Noel.

SIGNATURES.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Timberline Resources Corporation

Date: September 28, 2006	By: /s/ John Swallow
John Swallow
Chief Executive Officer and Chairman of the Board of Directors